UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

Anteris Technologies Global Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-42437	99-1407174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Toowong Tower, Level 3, Suite 302 9 Sherwood Road Toowong, QLD Australia	4066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 7 3152 3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 28, 2025, Anteris Technologies Global Corp. (the “Company”) entered into the First Amended and Restated Master Services Agreement (the “A&R MSA”) with Switchback Medical, LLC (“Switchback”), pursuant to which Switchback provides various development and manufacturing services, including engineering and testing services, pursuant to purchase orders made by the Company from time to time, at set prices per unit, and in compliance with various quality management and regulatory requirements.

Under the A&R MSA, the Company granted Switchback a limited, exclusive, revocable, non-sublicensable, fully paid-up, royalty-free license to certain of the Company’s intellectual property to be used solely for the purpose of manufacturing products during the term of the A&R MSA. The Company retains all rights, title and interest in the results of any testing services, reports or data generated or provided by Switchback and to any developed intellectual property.

The A&R MSA expires on March 31, 2028, and will automatically renew for successive one-year terms unless terminated by either the Company or Switchback at least 180 days prior to the end of the then-current renewal term.

The foregoing summary of the A&R MSA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R MSA, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anteris Technologies Global Corp.

Date: July 29, 2025

	By:	/s/ Wayne Paterson
	Name:	Wayne Paterson
	Title:	Chief Executive Officer, Vice Chairman